Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our reports dated February 13, 2007, except for Note 14, which is as of April 12, 2007, relating to the consolidated financial statements and financial statement schedule of Cavium Networks, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Jose, California
April 23, 2007